EXHIBIT 10.30

GUARANTEE

This GUARANTEE (this "Guarantee") dated as of December 31, 2010, is made by Peter Hoffman (the "Guarantor"), in favor of Fletcher International, Ltd. ("Fletcher"), with reference to that certain Stock Purchase Agreement dated of even date herewith (as it may be amended from time to time, the "Stock Purchase Agreement") between Fletcher and Smith & Williamson Trustees (Jersey) Limited (the "Trustee"), as trustee of the Seven Arts Pictures Employee Benefit Trust (the "EBT") and that certain Put Agreement dated of even date herewith (as it may be amended from time to time, the "Put Agreement") between Fletcher and Seven Arts Pictures PLC (the "Company").

1. The Guarantor represents and warrants to Fletcher that (i) he is Chief Executive Officer and a significant beneficial owner of capital stock the Company, (ii) the EBT has been established for the benefit of certain employees and former employees of the Company, (iii) the Trustee, on behalf of the EBT, has incurred material obligations to the Company including outstanding indebtedness that is to be repaid in part using the proceeds of the transactions contemplated by the Stock Purchase Agreement and (iv) Fletcher would not have entered into the Stock Purchase Agreement but for the Company entering into the Put Agreement. The Guarantor acknowledges that he has or will receive direct or indirect financial benefit from the Stock Purchase Agreement, the Put Agreement and the making of this Guarantee. Further, the Guarantor acknowledges that Fletcher has agreed to acquire securities of the Company as set forth in the Stock Purchase Agreement in reliance on the Company's agreements under the Put Agreement and the Guarantor's agreement to execute and deliver this Guarantee.

2. In order to induce Fletcher to enter into the Stock Purchase Agreement and the Put Agreement and in consideration of the benefits received by the Guarantor as a result of the Stock Purchase Agreement and the Put Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby unconditionally and irrevocably guarantees to Fletcher, its successors, endorsees, transferees and assigns, and to the other beneficiaries of financial and other provisions of the Stock Purchase Agreement and the Put Agreement, the prompt performance and payment of all covenants, agreements and obligations of the Trustee under and pursuant to the Stock Purchase Agreement, all covenants, agreements and obligations of the Company under and pursuant to the Put Agreement and the expenses required to be paid pursuant to paragraph 17 hereof (collectively, the "Obligations"). The guarantee set forth in this paragraph 2 is an absolute guarantee of payment and performance and not merely of collection.

3. Until the Obligations have been finally and indefeasibly paid and satisfied, the Guarantor waives and relinquishes any and all rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Guarantee or by any payment made hereunder.

4. The Guarantor hereby consents that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by Fletcher may be rescinded by Fletcher and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Fletcher and the Stock Purchase Agreement, the Put Agreement and any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Fletcher may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by Fletcher for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Fletcher shall have no obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations or this Guarantee.

5. When making any demand hereunder against the Guarantor, Fletcher may, but shall be under no obligation to, make a similar demand on the Trustee, the EBT, the Company or any other guarantor, or otherwise pursue any rights or remedies it may have against the Trustee, the EBT, the Company any other guarantor or any other person or against any collateral security or other credit support or any right to offset, and any failure by Fletcher to make any such demand, pursue any such rights or remedies or to collect any payments from the Trustee, the EBT, the Company any other guarantor or any other person or to realize upon any such collateral security or other credit support or to exercise any such right to offset, or any release of the Truste, the EBT, the Company any other guarantor, any other person or any such collateral security, credit support or right to offset, or any other omission or commission by Fletcher, shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Fletcher against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

6. The Guarantor waives any and all notice of the creation, renewal, increase, extension or accrual of any of the Obligations and notice of or proof of reliance by Fletcher upon this Guarantee or acceptance of this Guarantee, and the Obligations, the Stock Purchase Agreement and the Put Agreement, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Trustee, the EBT, the Company or the Guarantor and Fletcher shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment, notice of default or nonpayment to or upon the Trustee, the EBT, the Company or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and is not a guarantee of collection) without regard to the validity, regularity or enforceability of the Stock Purchase Agreement, the Put Agreement, any of the Obligations or guarantee, collateral security or other credit support therefor or right of offset with respect thereto at any time or from time to time held by Fletcher and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Trustee, the EBT or the Company against Fletcher, or by any other circumstance whatsoever (with or without notice to or knowledge of the Trustee, the EBT, the Company or the Guarantor) which constitutes or might be construed to constitute an equitable or legal discharge of the Trustee, the EBT or the Company for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Fletcher or any other person at any time of any right or remedy against the Trustee, the EBT or the Company or against the Guarantor or against any other person which may be or become liable in respect of all or any part of the Obligations or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and successors and assigns thereof, and shall inure to the benefit of Fletcher, and its successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Stock Purchase Agreement the Trustee or the EBT may be free from any Obligations and during the term of the Put Agreement the Company may be free from any Obligations.

7. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Fletcher upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Trustee, the EBT or the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Trustee, the EBT, the Company or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

8. The Guarantor hereby guarantees that the Obligations will be paid to Fletcher without set-off or counterclaim in lawful currency of the United States of America.

9. The Guarantor agrees that Fletcher shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Guarantor or to any person (including, without limitation, the Guarantor's shareholders or creditors) claiming through the Guarantor for or in connection with the Stock Purchase Agreement, the Put Agreement or this Guarantee.

10. No failure to exercise and no delay in exercising, on the part of Fletcher, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11. Guarantor hereby knowingly, voluntarily and irrevocably waives any right he may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Guarantee, the Stock Purchase Agreement or the Put Agreement. Guarantor hereby certifies that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further, Guarantor acknowledges that Fletcher has been induced to enter the Stock Purchase Agreement and the Put Agreement by, inter, alia, the provisions of this paragraph.

12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof, or any portion of the Guarantor's obligations hereunder is invalid or unenforceable, (i) the remaining terms, provisions and obligations hereof shall be unimpaired and shall remain in full force and effect and (ii) any invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

13. This Guarantee embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by Guarantor and Fletcher. This Guarantee, the Stock Purchase Agreement and the Put Agreement have been carefully read by the Guarantor and the contents hereof and thereof are known and understood by the Guarantor. The Guarantor has received independent legal advice from an attorney of his choice with respect to the preparation, review and advisability of executing this Guarantee.

14. The Guarantor hereby represents and warrants that (i) this Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding agreement of the Guarantor, enforceable in accordance with its terms, and (ii) this Guarantee does not conflict with, violate any term, provision or portion of, or result in a breach or termination of, or default or acceleration of obligations under, any of (a) any law, statute, rule, regulation, order or decree applicable to the Guarantor, or (b) any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument or undertaking to which the Guarantor is a party or by which the Guarantor or his assets are bound.

15. The validity and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). The Guarantor hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Guarantee. The Guarantor also agrees not to bring any such suit, action or proceeding in any other court. The Guarantor hereby waives any objection to any suit, action or proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the suit, action or proceeding has been brought in an inconvenient forum.

16. Each party agrees to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Guaranty and the transactions contemplated hereby.

17. Subject to paragraph 18 hereof, the Guarantor hereby agrees to be responsible for and to pay upon demand by Fletcher any and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Fletcher in connection with the collection of any amounts owing hereunder, and the defense or enforcement of any of Fletcher's rights under this Guarantee, whether or not suit is filed, and whether such collection be from, or enforcement be against, the Trustee, the EBT, the Company, other guarantors and/or the Guarantor.

18. In the event of any litigation or other proceeding to interpret or enforce the terms of this Guarantee (including any declaratory relief), or otherwise arising out of or relating to this Guarantee, the losing party will pay the prevailing party's costs of litigation, including reasonable attorneys' fees, in addition to any other relief to which the prevailing party may be entitled. The losing part)' will also pay reasonable attorneys' fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment, and this obligation is separate and several and will survive the merger of this provision into any judgment on this Guarantee.

IN WITNESS WHEREOF, the undersigned Guarantor has executed and delivered thisGuarantee on the day and year first above written.

By:	/s/ Peter Proffman
Peter Proffman

Accepted:

FLETCHER INTERNATIONAL, LTD.
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Guarantor has executed and delivered thisGuarantee on the day and year first above written.

By:
Peter Proffman

Accepted:

FLETCHER INTERNATIONAL, LTD.
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By:	Moez
Name:	Moez Kaba
Title:	Authorized signatory

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